Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-222191) and Form S-3 (File No. 333-235744) of Merchants Bancorp (the “Company”) of our report dated March 5, 2021 on our audits of the consolidated financial statements of the Company as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

 BKD, LLP

Indianapolis, Indiana

March 5, 2021